Exhibit 10.4

Execution Version

ENLIGHT RENEWABLE ENERGY LTD.

2010 EMPLOYEE OPTION Allocation Plan

U.S. SUB-PLAN

1.             Purposes of the U.S. Sub-Plan. This U.S. Sub-Plan is an addendum to the Enlight Renewable Energy Ltd. (previously known as Sahar Investment Ltd.) 2010 Employee Option Allocation Plan, as amended, including the first amendment (the “Plan”), adopted by the Board to provide for the grant of Options to eligible persons in the United States or who are or may be subject to United States taxes. Options granted under the U.S. Sub-Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of the Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder, including, without limitation, the requirement that the shareholders of the Company approve this U.S. Sub-Plan, and in specific the ISO pool under Section 3 below. Any Option granted as an Incentive Stock Option at a time when the applicable requirements of Section 422 of the Code and regulations thereunder have not been met will automatically be classified as a Nonstatutory Stock Option. Terms used herein but not otherwise defined shall have the meanings assigned to them in the Plan. Except as modified by the U.S. Sub-Plan, all provisions of the Plan shall be incorporated into the U.S. Sub-Plan as if fully set forth herein. Notwithstanding the foregoing and below, the exercise of the Options under the U.S. Sub-Plan will generally be executed through a cashless exercise mechanism according to which the Offeree will receive cash denominated in new Israeli Shekel (ILS) equivalent in value to the Shares exercised net the exercise price, withholdings and other deductions, as detailed under the Option Agreement.

2.             Definitions. The following definitions shall apply to grants made pursuant to the U.S. Sub-Plan:

(a)           “Administrator” means the Board or a Committee.

(b)          “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable United States federal or state laws, any Stock Exchange rules or regulations, and the applicable laws, rules or regulations of any other country or jurisdiction where Options are granted under the U.S. Sub-Plan or U.S. Offerees reside or provide services, as such laws, rules, and regulations shall be in effect from time to time.

(c)           “Board” means the Board of Directors of the Company.

(d)           “California Offeree” means an U.S. Offeree whose Option and/or Conversion Shares are issued in reliance on Section 25102(o) of the California Corporations Code.

(e)           “Cause” for Termination of Employment means “Cause” as defined in the employment agreement between an Offeree and the Company or a Related Company, or if an Offeree does not have such and employment agreement, means a conviction in a judgment of embezzlement, theft, or another offense involving dishonor; a commitment of a serious breach of discipline; and/or a court or quasi-judicial court ruling that the Offeree breached his or her fiduciary duty towards the Company or a Related Company.

(f)            “Code” means the United States Internal Revenue Code of 1986, as amended.

(g)          “Committee” means a committee of directors or other individuals satisfying Applicable Laws appointed by the Board to administer the U.S. Sub-Plan in accordance with Section 5 below.

(h)           “Company” means Enlight Renewable Energy Ltd., an Israeli company (no. 520041146), formerly known as Sahar Investment Ltd.

(i)            “Disability” means “disability” within the meaning of Section 22(e)(3) of the Code.

(j)            “Employee” means any person employed by the Company or a Related Company, with the status of employment determined pursuant to such factors as are deemed appropriate by the Company in its sole discretion, subject to any requirements of Applicable Laws, including the Code.

(k)           “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(l)            “Fair Market Value” means, as of any date, the per share fair market value of the Shares, as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to U.S. Offerees. Whenever possible, the determination of Fair Market Value for an applicable date shall be based upon the per share closing price for the Shares on the Stock Exchange on which they are listed, if any, as reported in such source as the Administrator deems reliable. The determination of Fair Market Value may be based on any reasonable method permitted under Section 409A of the Code, including, without limitation, by using the average trading price over a period of days; provided that the number of days does not exceed 30 calendar days.

(m)          “Incentive Stock Option” means an Option intended to, and which does, in fact, qualify as an incentive stock option within the meaning of Section 422 of the Code.

(n)           “Nonstatutory Stock Option” means an Option that is not intended to, or does not, in fact, qualify as an Incentive Stock Option.

(o)           “Officer” means a non-Employee officer of the Company or a Related Company.

(p)           “Option” means an Option (as defined in the Plan), which is granted pursuant to the U.S. Sub-Plan.

(q)           “Option Agreement” means an Option Agreement used by the Administrator to grant Options under the U.S. Sub-Plan.

(r)            “Parent” means any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of grant of the Option, each of the companies other than the Company owns shares or interests possessing 50% or more of the total combined voting power of all classes of shares or interests in one of the other companies in such chain. A company that attains the status of a Parent on a date after the adoption of the U.S. Sub-Plan shall be considered a Parent commencing as of such date.

(s)           “Section 409A of the Code” means Section 409A of the Code and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

(t)            “Securities Act” means the United States Securities Act of 1933, as amended.

(u)           “Share” means an ordinary share of the Company, as adjusted in accordance with the Plan and the U.S. Sub-Plan, including any addendum thereto.

(v)           “Stock Exchange” means any stock exchange or consolidated share price reporting system on which prices for the Shares are quoted at any given time.

(w)          “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of grant of the Option, each of the companies other than the last company in the unbroken chain owns shares or interests possessing 50% or more of the total combined voting power of all classes of shares or interests in one of the other companies in such chain. A company that attains the status of a Subsidiary on a date after the adoption of the U.S. Sub-Plan shall be considered a Subsidiary commencing as of such date.

(x)            “Tax-Related Items” means any or all applicable national, local or other income tax, social insurance or other social contributions, national insurance, social security, payroll tax, fringe benefits tax, payment on account, withholding, required deductions or payments or other tax-related items.

(y)           “Ten Percent Holder” means a person who owns shares or interests representing more than 10% of the voting power of all classes of shares or interests of the Company or any Parent or Subsidiary measured as of an Option’s date of grant.

(z)            “U.S. Offeree” means an Offeree who is granted an Option under the U.S. Sub-Plan.

(aa)         “U.S. Sub-Plan” means this addendum to the Enlight Renewable Energy Ltd. 2010 Employee Option Allocation Plan, as amended.

3.             Effectiveness and Term. The U.S. Sub-Plan shall become effective upon its adoption by the Board and shall continue in effect for a term of 10 years from such date unless sooner terminated pursuant to the Plan. If and to the extent required under Applicable Laws, the U.S. Sub-Plan shall be subject to the approval of the Company’s shareholders within 12 months before or after this U.S. Sub-Plan is adopted by the Board, in the manner and to the degree required under Applicable Laws.

4.             Shares Subject to the U.S. Sub-Plan. Subject to the provisions of Section 8 below, the maximum aggregate number of Shares that may be issued under the U.S. Sub-Plan is 14,193,187 Shares, all of which Shares may be issued under the U.S. Sub-Plan pursuant to Incentive Stock Options and which are the same Shares that are reserved for issuance under the Plan.  The Shares issued under the U.S. Sub-Plan may be authorized, but unissued, or reacquired Shares.  If an Option should expire or become unexercisable for any reason without having been exercised in full, the unissued Shares that were subject thereto shall, unless the U.S. Sub-Plan shall have been terminated, continue to be available under the U.S. Sub-Plan for issuance pursuant to future Options.  In addition, any Shares which are retained by the Company upon exercise of an Option in order to satisfy the exercise or purchase price for such Option or any withholding taxes due with respect to such Option shall be treated as not issued and shall continue to be available under the U.S. Sub-Plan for issuance pursuant to future Options.  Shares issued under the U.S. Sub-Plan and later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the Shares shall again be available for future grant under the U.S. Sub-Plan.  Notwithstanding the foregoing, subject to the provisions of Section 8 below, in no event shall the maximum aggregate number of Shares that may be issued under the U.S. Sub-Plan pursuant to Incentive Stock Options exceed the number set forth in the first sentence of this Section 4 plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that again become available for issuance pursuant to the remaining provisions of this Section 4.

5.             Administration of the U.S. Sub-Plan.

(a)           General. The U.S. Sub-Plan shall be administered by the Board, a Committee appointed by the Board, or any combination thereof, as determined by the Board in compliance with Applicable Laws, including (if applicable), Rule 16b-3 promulgated under the Exchange Act.

(b)           Additional Powers of the Administrator. Subject to the provisions of the U.S. Sub-Plan, in addition to the powers provided in the Plan, the Administrator shall have the authority, in its sole discretion:

(i)             To determine Fair Market Value in accordance with Section 2(l) above.

(ii)            To allocate Options.

(iii)           To approve Option Agreements (and forms of Option Agreements) to be used under the U.S. Sub-Plan.

(iv)           To prescribe, amend or rescind rules and regulations relating to the U.S. Sub-Plan, including adopting addenda to the U.S. Sub-Plan, as it may consider necessary or appropriate for the purpose of granting Options to U.S. Offerees, which Options may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom (including those applicable U.S. Offerees who do not reside in the United States), which may deviate from the terms and conditions set forth in this U.S. Sub-Plan. Such rules and regulations shall supersede the terms of the U.S. Sub-Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the U.S. Sub-Plan as in effect for any other purpose.

(v)            To correct any defect, supply any omission or reconcile any inconsistency in Plan, the U.S. Sub-Plan and any Option Agreement.

(vi)           To amend any outstanding Option, Option Agreement or agreement related to any Conversion Shares, provided that no amendment shall be made that would materially and adversely affect the rights of any U.S. Offeree without his or her consent, unless otherwise required by Applicable Laws.

(vii)         To grant more than one Option to an U.S. Offeree and to allow an Option to be partially exercised, in each case without the cancellation of the prior Option allocation or requiring a new Option Agreement to be entered into.

(viii)        To construe and interpret the terms of the U.S. Sub-Plan, any Option Agreement, and any agreement related to any Conversion Shares, which constructions, interpretations and decisions shall be final and binding on all U.S. Offerees.

6.             Options.

(a)           Type of Option; Eligibility. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Nonstatutory Stock Options may be granted to U.S. Offerees who are Employees and Officers. Incentive Stock Options may only be granted to U.S. Offerees who are Employees of the Company, a Parent or a Subsidiary.

(b)           Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than 10 years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be 5 years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. The “date of grant” of an Option is the date on which the Administrator effectively grants the Option, or such other date the Administrator determines.

(c)           Exercise Price. The per Share “exercise price” (i.e. the Conversion Price) for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:

(i)             In the case of an Incentive Stock Option:

(A)              Granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value on the date of grant.

(B)              Granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value on the date of grant.

(ii)            Except as provided in subsection (iii) below, in the case of a Nonstatutory Stock Option, the per Share exercise price shall be such price as is determined by the Administrator, provided that, if the per Share exercise price is less than 100% of the Fair Market Value on the date of grant, it shall otherwise comply with all Applicable Laws, including Section 409A of the Code.

(d)           Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(e)           Procedures and Requirements for Exercise. Notwithstanding the foregoing and below, the exercise of the Options under the U.S. Sub-Plan and the Plan will generally be executed in accordance with a net-exercise mechanism, according to which the exercise of the Options into cash denominated in new Israeli Shekel (ILS) equivalent in value to shares shall be performed through a cashless exercise mechanism, as detailed under the Option Agreement. An Option shall be exercised in such manner and in accordance with such terms and conditions as provided in the Plan, this U.S. Sub-Plan and the Option Agreement. Notwithstanding any other provision of the U.S. Sub-Plan or any agreement entered into by the Company pursuant to the U.S. Sub-Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Conversion Shares under the U.S. Sub-Plan unless such issuance or delivery would comply with the Plan, the U.S. Sub-Plan, the Option Agreement, Company policies and Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.

(f)            Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator in accordance with Applicable Laws (and, in the case of an Incentive Stock Option and to the extent otherwise required by Applicable Laws, shall be determined at the time of grant).

(g)           Incentive Stock Options.

(i)             USD $100,000 Limitation. Notwithstanding any designation under Section 6(a) above, to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any U.S. Offeree during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds USD $100,000, such excess options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(f), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such option.

(ii)            Non-Transferability. Incentive Stock Options may not be sold, pledged, encumbered, assigned, hypothecated, or disposed of or otherwise transferred in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary (if such designation is permitted by the Administrator) by a U.S. Offeree will not constitute a transfer. An Option may be exercised during the lifetime of an U.S. Offeree, only by such U.S. Offeree.

(iii)            Post-Termination Exercises. To the extent that an Option is otherwise treated as an Incentive Stock Option, and despite anything to the contrary in the Plan, to retain treatment as an Incentive Stock Option, the Option must be exercised within three (3) months after an U.S. Offeree’s Termination of Employment, unless such Termination of Employment is due to the U.S. Offeree’s death or Disability, in which case the Option must be exercised within twelve (12) months after such Termination of Employment. In the event of an U.S. Offeree’s death within 3 months following the U.S. Offeree’s Termination of Employment, to retain treatment as an Incentive Stock Option, the Option must be exercised within twelve (12) months following such date of death.

7.             Taxes.

(a)           Withholding Requirements. Prior to the delivery of any Conversion Shares pursuant to the exercise of an Option or prior to any time the Option or Conversion Shares are subject to Tax-Related Items, the Company and/or the Related Company who is the U.S. Offeree’s employer will have the power and the right to deduct or withhold, or require an U.S. Offeree to remit to the Company or a Related Company, an amount sufficient to satisfy any Tax-Related Items or other items required to be withheld or deducted or are otherwise applicable with respect to such Option or Conversion Shares. The Company shall not be required to issue any Conversion Shares under the U.S. Sub-Plan until such obligations are satisfied.

(b)            Payment of Tax-Related Items. The Administrator, in its sole discretion and pursuant to such procedures as it may specify, may permit an U.S. Offeree (or in the case of the U.S. Offeree’s death, the person holding or exercising the Option) to satisfy all or part of his or her Tax-Related Items by such methods as are determined by the Administrator in accordance with Applicable Laws, the Plan, the U.S. Sub-Plan and specified in the Option Agreement (and, in the case of an Incentive Stock Option and to the extent otherwise required by Applicable Laws, as shall be determined at the time of grant). The Fair Market Value of the Shares to be withheld or delivered will be determined based on such methodology that the Company deems to be reasonable and in accordance with Applicable Laws. Any payment of taxes by surrendering Shares to the Company may be subject to restrictions of Applicable Laws, including, but not limited to, any restrictions required by rules of the United States Securities and Exchange Commission.

(c)            Compliance With Section 409A of the Code. Except as otherwise specifically determined in the sole discretion of the Administrator, Options will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code such that the grant and exercise will not be subject to the additional tax or interest applicable under Section 409A of the Code. The U.S. Sub-Plan and each Option and Option Agreement under the U.S. Sub-Plan are intended to meet the requirements of Section 409A of the Code (or an exemption therefrom) and will be construed and interpreted in accordance with such intent. To the extent that the grant of an Option or the exercise thereof, is subject to Section 409A of the Code, the Option will be granted, exercised or otherwise administered in such a manner that will meet the requirements of Section 409A of the Code (or an exemption therefrom), such that the grant, exercise or administration will not be subject to the additional tax or interest applicable under Section 409A of the Code. In no event will the Company or any Related Company be responsible for or reimburse an U.S. Offeree for any taxes, interest or other penalties incurred as a result of applicable of Section 409A of the Code or any state law of similar effect.

8.             Adjustments Upon Changes in Capitalization. Notwithstanding any provision of the Plan, including section 8 of the Plan, no adjustment shall be made (including adjustment for dividends, bonus shares or other rights for which the record date is earlier than the date the Option has been exercised) to the terms or conditions of an Option under the terms of the Plan unless the adjustment would not otherwise cause adverse tax consequences to the Offeree under Section 409A of the Code.

9.             Amendment and Termination of the U.S. Sub-Plan. The Board may at any time amend or terminate the U.S. Sub-Plan, but no amendment or termination shall be made that would materially and adversely affect the rights of any U.S. Offeree under any outstanding Option without his or her consent, unless otherwise required by Applicable Laws. In addition, to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain approval of holders of capital shares with respect to any U.S. Sub-Plan amendment in such a manner and to such a degree as is required under Applicable Laws. Termination of the U.S. Sub-Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the U.S. Sub-Plan prior to the date of such termination.

10.           Conditions Upon Issuance of Shares. As a condition to the vesting or exercise of an Option or the issuance of the Conversion Shares, the Company may require the U.S. Offeree to make certain representations and agreements at the time such vesting, exercise or issuance (including agreements to delay the exercise of an Option), that such U.S. Offeree is in compliance with the terms and conditions of the U.S. Sub-Plan, the Plan, the Option Agreement, the Company’s policies and/or Applicable Laws or to ensure such compliance. Notwithstanding any other provision of the U.S. Sub-Plan or any agreement entered into by the Company pursuant to the U.S. Sub-Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the U.S. Sub-Plan unless such issuance or delivery would comply with such terms and conditions, policies and Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

11.           Approvals and Information to U.S. Offerees. To the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain any approvals and provide any such additional information to U.S. Offerees in such a manner and to such a degree as required by Applicable Laws. In the event the Company is relying on the exemption provided by Rule 12h-1(f) under the Exchange Act, the Company shall provide the information described in Rule 701(e)(3), (4) and (5) of the Securities Act, to all holders of Options in accordance with the requirements thereunder until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company may request that holders of Options agree to keep the information to be provided pursuant to this Section confidential. If the holder does not agree to keep the information to be provided pursuant to this Section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) of the Exchange Act.

CALIFORNIA ADDENDUM

U.S. Sub-Plan

(California Offerees)

This California Addendum applies to U.S. Offerees whose Option and/or Conversion Shares are issued in reliance on Section 25102(o) of the California Corporations Code (“California Offerees”). Terms used herein but not otherwise defined shall have the respective meanings assigned to them in the U.S. Sub-Plan.

1.             Notwithstanding anything stated to the contrary, the grant of the Option, the exercise of an Option and the issuance of Conversion Shares to a California Offeree must be exempt from registration under the Securities Act pursuant to Rule 701 promulgated under the Securities Act (“Rule 701”).

2.             The following rules shall apply to an Option in the event of a California Offeree’s Termination of Employment:

(a)           If such Termination of Employment was for reasons other than death, “Permanent Disability” (as defined below), or Cause, the California Offeree shall have at least 30 days after the Date of Termination of Employment to exercise his or her Option to the extent the California Offeree is entitled to exercise the Option on his or her Date of Termination of Employment, provided that in no event shall the Option be exercisable after the expiration of the term as set forth in the Option Agreement.

(b)           If such termination was due to death or Permanent Disability, the California Offeree shall have at least 6 months after the Date of Termination of Employment to exercise his or her Option to the extent the California Offeree is entitled to exercise the Option on his or her Date of Termination of Employment, provided that in no event shall the Option be exercisable after the expiration of the term as set forth in the Option Agreement.

“Permanent Disability” for purposes of this California Addendum shall mean the inability of the California Offeree, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the California Offeree’s position with the Company or Related Company because of the sickness or injury of the California Offeree.

3.             Notwithstanding anything to the contrary in Section 8 of the U.S. Sub-Plan, the Administrator shall in any event make such adjustments as may be required by Section 25102(o) of the California Corporations Code.

4.             Notwithstanding anything to the contrary, no Option shall be exercisable on or after the 10th anniversary of the date of grant and any Option Agreement shall terminate on or before the 10th anniversary of the date of grant.

5.             Notwithstanding anything stated to the contrary, no Option may not be sold, pledged, encumbered, assigned, hypothecated, or disposed of or otherwise transferred in any manner other than by will or by the laws of descent or distribution, to a revocable trust, or as permitted by Rule 701.

6.             Notwithstanding anything stated to the contrary, the U.S. Sub-Plan must be approved by a majority of the outstanding securities entitled to vote of the Company by the later of (a) within twelve (12) months before and after the U.S. Sub-Plan is adopted by the Board, or (b) prior to or within twelve (12) months of the granting of options or issuance of securities in California (under all Company plans and agreements) to greater than 35 California Offerees.